As filed with the Securities and Exchange Commission on November 28, 2007.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL BRANDS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0482599
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 West 42nd Street, 21st Floor New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-145684
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, $.0001 par value	American Stock Exchange

Warrants, exercisable for Common Stock at an exercise price of $7.50 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of Global Brands Acquisition Corp. (the “Company”). The description of the units, common stock and warrants contained under the heading “Description of Securities” in the registration statement filed with the Securities and Exchange Commission on August 24, 2007, as amended from time to time (File No. 333-145684) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

*3.1	Form of Amended and Restated Certificate of Incorporation
*3.2	By-Laws
*4.1	Specimen Unit Certificate
*4.2	Specimen Common Stock Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
*

Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 3 to the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on August 24, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL BRANDS ACQUISITION CORP.
Date: November 28, 2007	By:	/s/ Joel J. Horowitz
Joel J. Horowitz Chief Executive Officer